Exhibit 31.1

RULE 13A‑14(a) CERTIFICATION

OF THE PRINCIPAL EXECUTIVE OFFICER

I, Christopher J. Annas, President and Chief Executive Officer of Meridian Corporation, certify that:

1.            I have reviewed this Amendment No. 1 to Annual Report on Form 10‑K of Meridian Corporation;

2.            Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 10, 2020	/s/ Christopher J. Annas
Christopher J. Annas
President and Chief Executive Officer
(Principal Executive Officer)